UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FS KKR CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
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201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

April 21, 2020

Dear Fellow Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of FS KKR Capital Corp. (the “Company”) to be held on June 23, 2020 at 1:00 p.m., Eastern Time (the “Annual Meeting”). The Company intends to hold its annual meeting in person at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. However, the Company is sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, the Company might hold a virtual only meeting instead of holding the meeting in Philadelphia, PA. In that event, the Annual Meeting will be conducted solely virtually, on the above date and time, via live audio webcast, and you or your proxyholder could participate, vote, and examine our stockholder list at the virtual annual meeting by visiting www.virtualshareholdermeeting.com/FSK2020 and using the 16-digit control number included with this proxy statement. The Company intends to announce any such updates on the Investor Relations portion of the Company’s website at www.fskkrcapitalcorp.com. Please note that you will only be able to participate in the Annual Meeting electronically if the Company decides to hold a virtual meeting, instead of holding an in-person meeting in Philadelphia, PA.

Your vote is very important! Your immediate response will help avoid potential delays and may save the Company significant additional expenses associated with soliciting stockholder votes.

The Notice of Annual Meeting of Stockholders and proxy statement accompanying this letter provide an outline of the business to be conducted at the Annual Meeting. At the Annual Meeting, you will be asked to:

(i) elect the following individuals as Class A Directors, each of whom has been nominated for election for a three-year term expiring at the 2023 annual meeting of stockholders: (a) Elizabeth J. Sandler, (b) Michael J. Hagan, (c) Jeffrey K. Harrow and (d) James H. Kropp; and

(ii) approve a proposal to allow the Company in future offerings to sell its shares below net asset value per share in order to provide flexibility for future sales.

In addition to these proposals, you may be asked to consider any other matters that properly may be presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting, including proposals to adjourn the Annual Meeting with respect to proposals for which insufficient votes to approve were cast, and, with respect to such proposals, to permit further solicitation of additional proxies by the Company.

The Company’s board of directors unanimously recommends that you vote FOR each of the proposals to be considered and voted on at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. If you are unable to attend the Annual Meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card.

Your vote and participation in the governance of the Company is very important.

Sincerely yours,

Michael C. Forman

Chairman and Chief Executive Officer

FS KKR CAPITAL CORP.

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 23, 2020

To the Stockholders of FS KKR Capital Corp.:

NOTICE IS HEREBY GIVEN THAT the 2020 Annual Meeting of Stockholders of FS KKR Capital Corp., a Maryland corporation (the “Company”), will be held on June 23, 2020 at 1:00 p.m., Eastern Time (the “Annual Meeting”), for the following purposes:

1.

to elect the following individuals as Class A Directors, each of whom has been nominated for election for a three-year term expiring at the 2023 annual meeting of stockholders: (a) Elizabeth J. Sandler, (b) Michael J. Hagan, (c) Jeffrey K. Harrow and (d) James H. Kropp; and

2.	to approve a proposal to allow the Company in future offerings to sell its shares below net asset value per share in order to provide flexibility for future sales.

The Company intends to hold its annual meeting in person at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. However, the Company is sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, the Company might hold a virtual only meeting instead of holding the meeting in Philadelphia, PA. In that event, the Annual Meeting will be conducted solely virtually, on the above date and time, via live audio webcast, and you or your proxyholder could participate, vote, and examine our stockholder list at the virtual annual meeting by visiting www.virtualshareholdermeeting.com/FSK2020 and using the 16-digit control number included with this proxy statement. The Company intends to announce any such updates on the Investor Relations portion of the Company’s website at www.fskkrcapitalcorp.com. Please note that you will only be able to participate in the Annual Meeting electronically if the Company decides to hold a virtual meeting, instead of holding an in-person meeting in Philadelphia, PA.

The Company’s board of directors has fixed the close of business on April 20, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof.

The Company’s proxy statement and the proxy card are available at www.proxyvote.com. If you plan on attending the Annual Meeting and voting your shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. If your shares are held through a broker and you attend the Annual Meeting in person, please bring a letter from your broker identifying you as the beneficial owner of the shares and authorizing you to vote your shares at the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (877) 628-8575.

By Order of the Board of Directors,

Stephen S. Sypherd

General Counsel and Secretary

April 21, 2020

Stockholders are requested to execute and return promptly the accompanying proxy card, which is being solicited by the board of directors of the Company. You may execute the proxy card using the methods described in the proxy card. Executing the proxy card is important to ensure a quorum at the Annual Meeting. Stockholders also have the option to authorize their proxies by telephone or through the Internet by following the instructions printed on the proxy card. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the Annual Meeting and voting in person.

FS KKR CAPITAL CORP.

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 23, 2020

PROXY STATEMENT

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of FS KKR Capital Corp., a Maryland corporation (the “Company”), for use at the 2020 Annual Meeting of Stockholders of the Company to be held at 1:00 p.m., Eastern Time, on June 23, 2020 and any adjournments or postponements thereof (the “Annual Meeting”). We intend to hold our annual meeting in person at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19 situation). As a result, we might hold a virtual only meeting instead of holding the meeting in Philadelphia, PA. In that event, the Annual Meeting will be conducted solely virtually, on the above date and time, via live audio webcast, and you or your proxyholder could participate, vote, and examine our stockholder list at the virtual annual meeting by visiting www.virtualshareholdermeeting.com/FSK2020. The Company intends to announce any such updates on the Investor Relations portion of the Company’s website at www.fskkrcapitalcorp.com. Please note that you will only be able to participate in the Annual Meeting electronically if the Company decides to hold a virtual meeting, instead of holding an in-person meeting in Philadelphia, PA. This proxy statement and the accompanying materials are being mailed on or about April 27, 2020 to stockholders of record described below and are available at www.proxyvote.com.

All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Shares”) received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the Shares will be voted FOR:

(i) the election of the following individuals as Class A Directors, each of whom has been nominated for election for a three-year term expiring at the 2023 annual meeting of stockholders: (a) Elizabeth J. Sandler, (b) Michael J. Hagan, (c) Jeffrey K. Harrow and (d) James H. Kropp (the “Director Election Proposal”); and

(ii) the proposal to allow the Company in future offerings to sell its Shares below net asset value per Share in order to provide flexibility for future sales (the “Share Issuance Proposal”).

Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any stockholder who executes a proxy may revoke it with respect to any proposal by attending the Annual Meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Quorum

Stockholders of the Company are entitled to one vote for each Share held. Under the Second Articles of Amendment and Restatement of the Company, one-third of the number of Shares entitled to cast votes, present in person or by proxy, constitutes a quorum for the transaction of business. Abstentions will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Annual Meeting.

Adjournments

In the event that a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting shall have the power to adjourn the Annual Meeting from time to time to a date not more than 120 days after the original record date without notice, other than the announcement at the Annual Meeting to permit further solicitation of proxies. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present.

If it appears that there are not enough votes to approve any proposal at the Annual Meeting, the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time to a date not more than 120 days after the record date originally fixed for the Annual Meeting without notice, other than announcement at the Annual Meeting, to permit further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment.

If sufficient votes in favor of one or more proposals have been received by the time of the Annual Meeting, the proposals will be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.

Record Date

The Board has fixed the close of business on April 20, 2020 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof. As of the Record Date, there were 495,032,065 Shares outstanding.

Required Vote

Director Election Proposal. Each director nominee shall be elected if such director nominee receives the affirmative vote of a majority of the total votes cast for and affirmatively withheld as to such director nominee at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Director Election Proposal. There will be no cumulative voting with respect to the Director Election Proposal. Cumulative voting in an election of directors entitles stockholders to cast a total number of votes equal to the number of directors to be elected multiplied by the number of the stockholder’s shares and to cast all of their votes for a single director nominee or such other number of nominees as the stockholder chooses. Because the Company’s stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of the Shares outstanding will be able to elect all of the Company’s directors.

Share Issuance Proposal. The approval of the Share Issuance Proposal requires the affirmative vote of the stockholders holding (1) a majority of the outstanding Shares entitled to vote at the Annual Meeting and (2) a majority of outstanding Shares entitled to vote at the Annual Meeting that are not held by affiliated persons of the Company. Under the Investment Company Act of 1940, as amended (the “1940 Act”), a majority of the outstanding Shares is the lesser of: (1) 67% of the Shares at the Annual Meeting if the holders of more than 50% of the outstanding Shares are present or represented by proxy or (2) more than 50% of the outstanding Shares. Abstentions will not count as affirmative votes cast and will therefore have the same effect as votes against the Share Issuance Proposal.

Broker Non-Votes

Shares for which brokers have not received voting instructions from the beneficial owner of the Shares and do not have, or choose not to exercise, discretionary authority to vote the Shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as Shares present for quorum purposes. Because the Director Election Proposal and the Share Issuance Proposals are non-routine matters, brokers will not have discretionary authority to vote on the matter. Broker non-votes are not considered votes cast and thus have no effect on the Director Election Proposal. Broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the Share Issuance Proposal.

Householding

Mailings for multiple stockholders going to a single household are combined by delivering to that address, in a single envelope, a copy of the documents (annual reports, proxy statements, etc.) or other communications for all stockholders who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”). If you do not want to continue to receive combined mailings of Company communications and would prefer to receive separate mailings of Company communications, and you are a registered stockholder, please contact the Company’s transfer agent, DST Systems, Inc. by phone at (877) 628-8575 or by mail to FS KKR Capital Corp., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, Missouri 64105-1594. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account to discontinue combined mailings of Company communications.

Voting

You may vote in person at the Annual Meeting or by proxy in accordance with the instructions provided below. You may also authorize a proxy by telephone or through the Internet using the toll-free telephone number or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link. Stockholders of the Company are entitled to one vote for each Share held.

When voting by proxy and mailing your proxy card, you are required to:

•	indicate your instructions on the proxy card;

•	date and sign the proxy card;

•	mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and

•	allow sufficient time for the proxy card to be received on or before 1:00 p.m., Eastern Time, on June 23, 2020.

The Company’s proxy statement and the proxy card are available at www.proxyvote.com. If you plan on attending the Annual Meeting and voting your Shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. If your Shares are held through a broker and you attend the Annual Meeting in person, please bring a letter from your broker identifying you as the beneficial owner of the Shares and authorizing you to vote your Shares at the Annual Meeting.

Other Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders and the proxy card. The Company has requested that brokers, nominees, fiduciaries and other persons holding Shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company and its affiliates (without special compensation therefor). The Company has also retained Broadridge Investor Communication Solutions, Inc. to assist in the solicitation of proxies for an estimated fee of approximately $200,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

Annual Reports

The Company will furnish to its stockholders, free of charge, a copy of its most recent annual and quarterly reports upon request to FS KKR Capital Corp., Attn: Investor Relations, 201 Rouse Boulevard, Philadelphia, PA 19112.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the Record Date, the beneficial ownership of the Company’s current directors, executive officers, each person known to the Company to beneficially own 5% or more of the outstanding Shares, and all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and includes voting or investment power with respect to the Shares. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of the Record Date. Ownership information for those persons who beneficially own 5% or more of the Shares is based upon information furnished by the Company’s transfer agent and other information provided by such persons, if available.

	Shares Beneficially Owned as of April 20, 2020
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage (%)(2)

Interested Directors

Michael C. Forman(3)	1,404,797	*
Todd Builione	60,328	*

Independent Directors

Barbara Adams	4,000	*
Brian R. Ford	9,500	*
Richard I. Goldstein(4)	47,100	*
Michael J. Hagan	112,100	*
Jeffrey K. Harrow	27,539	*
Jerel A. Hopkins	—	—
James H. Kropp	14,965	*
Osagie Imasogie	34,658	*
Elizabeth J. Sandler	3,560	*

Executive Officers

Brian Gerson	100,000	*
Daniel Pietrzak(5)	145,328	*
Steven Lilly	—	—
Stephen S. Sypherd	16,985	*
William Goebel	5,000	*
James F. Volk	1,140	*

All directors and executive officers as a group (17 persons)	1,987,000	*

*	Less than one percent.
(1)	The address of each of the beneficial owners set forth above is c/o FS KKR Capital Corp., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.
(2)	Based on a total of 495,032,065 Shares issued and outstanding on April 20, 2020.
(3)

400,902 Shares held by The 2011 Forman Investment Trust; 197,998 Shares held by MCFDA SCV LLC, a wholly-owned special purpose financing vehicle of which The 2011 Forman Investment Trust is a member and Michael C. Forman is the manager; 924,609 Shares held by FSH Seed Capital Vehicle I LLC, a wholly-owned special purpose financing subsidiary of Franklin Square Holdings, L.P. (“FS Investments”); 17,377 Shares held by spouse; 4,368 Shares held for the benefit of children in trust; 15,416 Shares held in a 401(k) account; and 10,559 Shares held in an IRA.

(4)	All Shares held in an IRA.
(5)	30,000 Shares held in an IRA.

The following table sets forth, as of April 20, 2020, the dollar range of the Company’s equity securities that are beneficially owned by each member of the Board, based on the closing price of the Shares as reported on the New York Stock Exchange (the “NYSE”) on April 20, 2020.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Directors:
Michael C. Forman	Over $100,000
Todd Builione	Over $100,000

Independent Directors:
Barbara Adams	$10,001-$50,000
Brian R. Ford	$10,001-$50,000
Richard I. Goldstein	Over $100,000
Michael J. Hagan	Over $100,000
Jeffrey K. Harrow	$50,001-$100,000
Jerel A. Hopkins	None
James H. Kropp	$50,001-$100,000
Osagie Imasogie	Over $100,000
Elizabeth J. Sandler	$10,001-$50,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) promulgated under the Exchange Act.
(2)	The dollar range of equity securities beneficially owned are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000 or over $100,000.

PROPOSAL 1: ELECTION OF DIRECTOR NOMINEES

Pursuant to the bylaws of the Company, the number of directors on the Board may not be fewer than one, as required by the Maryland General Corporation Law, or greater than twelve. The Board is currently comprised of 11 directors, each of whom will hold office for the term to which he or she was elected and until his or her successor is duly elected and qualified.

The directors of the Company are divided into three classes, designated Class A, Class B and Class C. Each class of directors holds office for a three-year term. The current Class A directors hold office for a term expiring at the Annual Meeting. The current Class B directors hold office for a term expiring at the 2021 annual meeting. The current Class C directors hold office for a term expiring at the 2022 annual meeting.

At the Annual Meeting, stockholders of the Company are being asked to consider the election of Elizabeth J. Sandler, Michael J. Hagan, Jeffrey K. Harrow and James H. Kropp as Class A directors. Each of Ms. Sandler and Messrs. Hagan, Harrow and Kropp have been nominated for re-election for a three-year term expiring at the 2023 annual meeting of the stockholders. Each director nominee has agreed to serve as a director if re-elected and has consented to being named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between such person and the Company.

A stockholder can vote for, or withhold his or her vote from, any or all of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each of the director nominees named above. If any of the director nominees should decline or be unable to serve as a director, the persons named as proxies will vote for such other nominee as may be proposed by the Board’s Nominating and Corporate Governance Committee. The Board has no reason to believe that any of the persons named as director nominees will be unable or unwilling to serve.

If the stockholders of the Company do not affirmatively vote for a director nominee such that the director nominee does not receive the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, such director will continue to serve as a director until his or her successor is duly elected and qualified.

Information about the Board and Director Nominees

The role of the Board is to provide general oversight of the Company’s business affairs and to exercise all of the Company’s powers except those reserved for the stockholders. The responsibilities of the Board also include, among other things, the oversight of the Company’s investment activities, the quarterly valuation of the Company’s assets, oversight of the Company’s financing arrangements and corporate governance activities.

A majority of the members of the Board are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Company or FS/KKR Advisor, LLC, the Company’s investment adviser (the “Advisor”), and are “independent” as required by Rule 303A.00 in the NYSE Listed Company Manual. These individuals are referred to as the Company’s “independent directors”. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. The members of the Board who are not independent directors are referred to as “interested directors”. The Board is currently comprised of 11 directors, nine of whom are independent directors. The Board has determined that the following directors are independent directors: Messrs. Ford, Goldstein, Hagan, Harrow, Hopkins, Kropp, Imasogie and Mses. Adams and Sandler. Based upon information requested from each director and director nominee concerning his or her background, employment and affiliations, the Board has affirmatively determined that none of the independent directors has, or within the last two years had, a material business or professional relationship with the Company, other than in his or her capacity as a member of the Board or any Board committee or as a stockholder.

In considering each director and the composition of the Board as a whole, the Board seeks a diverse group of experiences, characteristics, attributes and skills, including diversity in gender, ethnicity and race that the

Board believes enables a director to make a significant contribution to the Board, the Company and its stockholders. These experiences, characteristics, attributes and skills, which are more fully described below, include, but are not limited to, management experience, independence, financial expertise and experience serving as directors or trustees of other entities. The Board may also consider such other experiences, characteristics, attributes and skills as it deems appropriate, given the then-current needs of the Board and the Company.

These experiences, characteristics, attributes and skills relate directly to the management and operations of the Company. Success in each of these categories is a key factor in the Company’s overall operational success and creating stockholder value. The Company believes that directors and director nominees who possess these experiences, characteristics, attributes and skills are better able to provide oversight of the Company’s management and the Company’s long-term and strategic objectives. Below is a description of the experience, characteristics, attributes and skills of each director that led the Board to conclude that each such person should serve as a director. The Board also considered the specific experience described in each director’s biographical information, as disclosed below.

The following tables set forth certain information regarding the director nominees and the Company’s other independent directors and interested directors. “Fund Complex” means the Company and FS KKR Capital Corp. II (“FSK II”), together.

Nominees for Class A Directors—New Term to Expire in 2023

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†

Michael J. Hagan Age: 57 Director and Lead Independent Director	Class A Director; Term expires in 2023; Director since 2011

Michael J. Hagan is a co-founder of Hawk Capital Partners, a private equity firm, where he currently serves as managing partner, and has served in such capacity since December 2014. Prior to co-founding Hawk Capital Partners, Mr. Hagan previously served as the President of LifeShield, Inc. (“LifeShield”) from June 2013 to May 2014, a leading wireless home security company which was acquired by and became a division of DirecTV in 2013. He previously served as the chairman, president and chief executive officer of LifeShield from December 2009 to May 2013. In May 2017, he became a director and majority owner of LifeShield, which he then sold in February 2019 to ADT. Prior to his employment by LifeShield, Mr. Hagan served as chairman of NutriSystem, Inc. (“NutriSystem”) from 2002 to November 2008, as chief executive officer of NutriSystem from 2002 to May 2008 and as president of NutriSystem from July 2006 to September 2007. Prior to joining NutriSystem, Mr. Hagan was the co-founder of Verticalnet Inc. (“Verticalnet”) and held a number of executive positions at Verticalnet since its founding in 1995, including chairman of the board from 2002 to 2005, president and chief executive officer from 2001 to 2002, executive vice president and chief operating officer from 2000 to 2001 and senior vice president prior to that time. Mr. Hagan served on the board of directors of NutriSystem from February 2012 to March 2019. Mr. Hagan previously served as a director of NutriSystem from 2002 to November 2008, Verticalnet from 1995 to January 2008 and Actua Corporation (formerly known as ICG Group, Inc.) from June 2007 to February 2018. Mr. Hagan also served as a member of the board of trustees of American Financial Realty Trust from 2003 to June 2007. Mr. Hagan holds a B.S. in Accounting from Saint Joseph’s University, where he currently serves as a Trustee. He is also a Certified Public Accountant (inactive).

Mr. Hagan has significant experience as an entrepreneur and senior executive at public and private organizations. Mr. Hagan also has extensive experience in corporate finance, private equity, financial reporting and accounting and controls. This experience has provided Mr. Hagan, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Two	Actua, Inc.; Nutrisystem, Inc.

Nominees for Class A Directors—New Term to Expire in 2023

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†

Jeffrey K. Harrow Age: 63 Director	Class A Director; Term expires in 2023; Director since 2010

Jeffrey K. Harrow has been chairman of Sparks Marketing Group, Inc. (“Sparks”) since 2001. Mr. Harrow is responsible for both operating divisions of Sparks, which includes Sparks Custom Retail and Sparks Exhibits & Environments, with offices throughout the United States and China. Sparks’ clients include a number of Fortune 500 companies. Prior to joining Sparks, Mr. Harrow served as president and chief executive officer of CMPExpress.com from 1999 to 2000. Mr. Harrow created the strategy that allowed CMPExpress.com to move from a Business-to-Consumer marketplace into the Business-to-Business sector. In 2000, Mr. Harrow successfully negotiated the sale of CMPExpress.com to Cyberian Outpost (NASDAQ ticker: COOL). From 1982 through 1998, Mr. Harrow was the president, chief executive officer and a director of Travel One, a national travel management company. Mr. Harrow was responsible for growing the company from a single office location to more than 100 offices in over 40 cities and to its rank as the 6th largest travel management company in the United States. Under his sales strategy, annual revenues grew from $8 million to just under $1 billion. During this time, Mr. Harrow purchased nine travel companies in strategic cities to complement Travel One’s organic growth. In 1998, Mr. Harrow and his partners sold Travel One to American Express. Mr. Harrow’s past directorships include service as a director of Cherry Hill National Bank, Hickory Travel Systems, Marlton Technologies and the Dean’s Board of Advisors of The George Washington University School of Business. Mr. Harrow is a graduate of The George Washington University School of Government and Business Administration, where he received his B.B.A. in 1979.

Mr. Harrow has served in a senior executive capacity at various companies, as well as a member of various boards. His extensive service at various companies has provided him, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Two	None

Nominees for Class A Directors—New Term to Expire in 2023

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†

James H. Kropp Age: 71 Director	Class A Director; Term expires in 2023; Director since 2018

James H. Kropp served as an independent director of Corporate Capital Trust, Inc. (“CCT”) from 2011 until the merger of FSK and CCT and as an independent trustee for Corporate Capital Trust II (“CCT II”) from 2015 until its merger with the Company. Mr. Kropp currently serves as Chief Investment Officer of SLKW Investments LLC, successor to i3 Funds, LLC, a position he has held since 2009 and was Chief Financial Officer of Microproperties LLC from 2012 to March 2019. Since 1998, Mr. Kropp has been a director and member of the Nominating/Corporate Governance committee of PS Business Parks, Inc., a public real estate investment trust whose shares are listed on the NYSE. Mr. Kropp became an Independent Trustee of NYSE-listed American Homes 4 Rent and Chairman of its Audit Committee at its founding in November 2012. Mr. Kropp received a B.B.A. Finance from St. Francis College and completed the MBA/CPA preparation program from New York University. Mr. Kropp has, in the past, been licensed to serve in a variety of supervisory positions (including financial, options and compliance principal) by the National Association of Securities Dealers. He is a member of the American Institute of CPAs and a Board Leadership Fellow for the National Association of Corporate Directors.

The Board believes Mr. Kropp’s direct experience with investments as a portfolio manager and registered investment adviser, together with his accounting, auditing and finance experience, is valuable to the Company.

			Two	PS Business Parks, Inc.; American Homes 4 Rent

Elizabeth J. Sandler Age: 49 Director	Class A Director; Term expires in 2023; Director since 2019

Elizabeth Sandler is the founder and has served as the chief executive officer of Echo Juliette, a consultant and adviser on workplace investments spanning executive coaching, employee productivity and physical space, since January 2019. Prior to founding Echo Juliette, Ms. Sandler served as managing director of The Blackstone Group and Chief Operating Officer of its Blackstone Real Estate Debt Strategies business from September 2016 to August 2018. Prior to joining The Blackstone Group, she worked at Deutsche Bank from November 2000 to August 2016, including serving at different times as a managing director and global chief operating officer of the Risk Division, Structure Finance business and Commercial Real Estate business, among other roles. Prior to joining Deutsche Bank, she worked at a number of companies in the financial services industry. Ms. Sandler received a B.A. from Duke University and an M.B.A. from The Wharton School of the University of Pennsylvania.

Ms. Sandler’s extensive experience in the financial services industry has provided Ms. Sandler, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Two	None

INDEPENDENT DIRECTORS (other than Nominees for Class A Directors)

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†

Brian R. Ford Age: 71 Director	Class B Director; Term expires in 2021; Director since 2018

Brian R. Ford retired as a partner of Ernst & Young LLP, a multinational professional services firm, in July 2008, where he was employed since 1971. Mr. Ford currently serves on the board of Clearway Energy, Inc. and AmeriGas Propane, Inc. Mr. Ford was previously the chief executive officer of Washington Philadelphia Partners, LP, a real estate investment company, from July 2008 to April 2010. He also serves on the boards of Drexel University and Drexel University College of Medicine since March 2004 and March 2009, respectively. Mr. Ford received his B.S. in Economics from Rutgers University. He is a Certified Public Accountant.

Mr. Ford’s extensive financial accounting experience and service on the boards of public companies, in the opinion of the Board, provides him with insight which is beneficial to the Company.

			Two	Clearway Energy, Inc.; AmeriGas Propane, Inc.; FS Energy Total Return Fund; FS Credit Income Fund; FS Multi-Alternative Income Fund

Richard I. Goldstein Age: 59 Director	Class B Director; Term expires in 2021; Director since 2018

Richard I. Goldstein is a managing director of Liberty Associated Partners, LP (“LAP”) since 2000 and Associated Partners, LP (“AP”) since 2006, both investment funds that make private and public market investments in communications, media, Internet and energy companies. Prior to joining LAP and AP, Mr. Goldstein was vice president of The Associated Group, Inc. (“AGI”), a multi-billion dollar publicly traded owner and operator of communications-related businesses and assets. While at AGI, he assisted in establishing Teligent, Inc., of which he was a director, and was responsible for operating AGI’s cellular telephone operations. Mr. Goldstein is currently a member of the board of directors of Ubicquia LLC and has counseled many early stage companies.

Mr. Goldstein received a Bachelor of Science in Business and Economics from Carnegie Mellon University and received training at the Massachusetts Institute of Technology in Management Information Systems.

Mr. Goldstein has extensive experience as a senior executive and in negotiating investment transactions in a variety of industries. This experience has provided Mr. Goldstein, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Two	FS Energy and Power Fund

INDEPENDENT DIRECTORS (other than Nominees for Class A Directors)

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†

Osagie Imasogie Age: 58 Director	Class B Director; Term expires in 2021; Director since 2019

Osagie Imasogie has over 30 years of experience in the field of law, finance, business management, healthcare and the pharmaceutical industry. He is a co-founder and the Senior Managing Partner of PIPV Capital, a Private Equity Firm that is focused on the Life Sciences vertical. Prior to co-founding PIPV Capital, Mr. Imasogie conceptualized and established GlaxoSmithKline Ventures and was its founding Vice President. Mr. Imasogie has held senior commercial and R&D positions within pharmaceutical companies such as GSK, SmithKline, DuPont Merck and Endo, where he was the founding General Counsel and SVP for Corporate Development. Mr. Imasogie has also been a Price Waterhouse Corporate Finance Partner as well as a practicing attorney with a leading US law firm.

Mr. Imasogie is a serial entrepreneur and investor. He serves as Chairman and Founder of iLera Healthcare and was also the Founder and Chairman of Iroko Pharmaceuticals, Ception Therapeutics Inc. and Trigenesis Therapeutics Inc. In addition, he serves on the Board of a number of financial institutions such as Haverford Trust and StoneRidge Investment. Mr. Imasogie is a Trustee of the University of Pennsylvania and also a member of the Board of Overseers of the University of Pennsylvania Law School, where he is an Adjunct Professor of Law. Mr. Imasogie also serves on the Board of the Philadelphia Orchestra and the Philadelphia Museum of Art. Mr. Imasogie holds post-graduate degrees from the University of Pennsylvania Law School and the London School of Economics.

Mr. Imasogie has served in a senior executive capacity at various companies, as well as a member of various boards. His extensive service at various companies has provided him, in the opinion of the Board, with insight which is beneficial to the Company.

			Two	None

INDEPENDENT DIRECTORS (other than Nominees for Class A Directors)

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†

Barbara Adams Age: 68 Director	Class C Director; Term expires in 2023; Director since 2018

Barbara Adams served as the executive vice president—legal affairs and general counsel of the Philadelphia Housing Authority from August 2011 to April 2016, and as a trustee of each of the Philadelphia Housing Authority Retirement Income Trust and the Philadelphia Housing Authority Defined Contribution Pension Plan from November 2011 to April 2016. She served as the general counsel of the Commonwealth of Pennsylvania (the “Commonwealth”) from 2005 until January 2011. As general counsel to the Commonwealth, Ms. Adams led a staff of more than 500 lawyers in representing then Pennsylvania Governor Edward G. Rendell and more than 30 executive and independent agencies and commissions in litigation, transactions, regulatory, legislative and criminal justice matters. Prior to her appointment as general counsel to the Commonwealth, Ms. Adams was a partner at the law firm of Duane Morris LLP in Philadelphia, focusing her practice on taxable and tax-exempt public finance, affordable housing development matters, state and local government law, energy law and campaign finance law. Ms. Adams previously served as the policy committee co-chair on housing, in then Governor-elect Edward G. Rendell’s transition team. She is a charter member of the Forum on Affordable Housing and Community Development Law of the American Bar Association, a former member of the National Association of Bond Lawyers, and a member of the Pennsylvania Association of Bond Lawyers and of the American, Pennsylvania and Philadelphia Bar Associations.

She is a past member of the board and secretary of Philadelphia Neighborhood Enterprise, a nonprofit corporation affiliated with The Enterprise Foundation, a past member of the board and treasurer of the Reading Terminal Market, and a past member of the respective boards of the Pennsylvania Association of Bond Lawyers, the Philadelphia Association of Community Development Corporations and the People’s Emergency Center in Philadelphia. Ms. Adams has served on a number of other charitable and public organizations, including a term as commissioner of the Philadelphia Gas Commission, as an advisory board member on the Homeless Advocacy Project of the Philadelphia Bar Association, as a commissioner and secretary of the Independent Charter Commission of the City of Philadelphia and as an advisory board member of The Nuclear World Project. Ms. Adams previously served on the housing policy committees of the respective transition teams of both then Pennsylvania Governor-elect Edward G. Rendell and then Pennsylvania Governor-elect Tom Wolf. Ms. Adams is a graduate of Temple University School of Law and a graduate of Smith College.

The Board believes that Ms. Adams’ extensive service in the private and public sectors provides her with experience that would be beneficial to the Company.

			Two	None

INDEPENDENT DIRECTORS (other than Nominees for Class A Directors)

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†

Jerel A. Hopkins Age: 48 Director	Class C Director; Term expires in 2023; Director since 2018

Jerel A. Hopkins has served as Vice President and Associate General Counsel of Delaware Management Holdings, Inc., a diversified asset management firm and an affiliate of Macquarie, since November 2004. Prior to joining Delaware Management Holdings, Inc., Mr. Hopkins served as an attorney in the corporate and securities department of the law firm Klehr Harrison from January 2000 to November 2004. Mr. Hopkins served as counsel in the division of enforcement and litigation of the Pennsylvania Securities Commission from August 1997 to December 1999 and as lead counsel of the internet fraud unit from January 1999 to December 1999. In addition, Mr. Hopkins served as special counsel on behalf of the Pennsylvania Securities Commission to the North American Securities Administrators Association, Inc. from January 1999 to December 1999. Mr. Hopkins has also served on the board of trustees of the Philadelphia College of Osteopathic Medicine since February 2012. Mr. Hopkins received his B.S. from the Wharton School of the University of Pennsylvania and his J.D. from Villanova University School of Law.

Mr. Hopkins has significant experience in corporate and securities law matters and has served as a member of a number of boards. This experience has provided Mr. Hopkins, in the opinion of the Board, with experience and insight which is beneficial to the Company.

			Two	None

INDEPENDENT DIRECTORS (other than Nominees for Class A Directors)

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†

Todd C. Builione(3) Age: 45 President	Class B Director; Term expires in 2021; Director since 2018

Todd C. Builione serves as the Advisor’s president and, from 2018 through October 2019, served as the Company’s president. Mr. Builione joined KKR Credit Advisors US (LLC) (“KKR Credit”) in 2013 and is a member of KKR Credit and president of KKR Credit and Markets. Mr. Builione also serves on KKR Credit’s Investment Management and Distribution Committee and its Risk and Operations Committee. Prior to joining KKR Credit, Mr. Builione spent nine years at Highbridge Capital Management, serving as president of the firm, chief executive officer of Highbridge’s Hedge Fund business and a member of the Investment and Risk Committees. Mr. Builione began his career at the Goldman Sachs Group, where he was predominantly focused on capital markets and mergers and acquisitions for financial institutions. He received a B.S., summa cum laude, Merrill Presidential Scholar, from Cornell University and a J.D., cum laude, from Harvard Law School. Mr. Builione serves on the board of directors of Marshall Wace, a liquid alternatives provider which formed a strategic partnership with KKR Credit in 2015. Mr. Builione also serves on the Advisory Council of Cornell University’s Dyson School of Applied Economics and Management, and on the board of directors of the Pingry School.

Mr. Builione has extensive experience and familiarity with the markets in which the Company primarily invests, along with significant knowledge and prior experience in the management of large businesses in the areas the Company operates in, and portfolio risk management and analytics. The Board believes Mr. Builione’s experience and his position as the Advisor’s president makes him a significant asset to the Company.

			Two	None

INDEPENDENT DIRECTORS (other than Nominees for Class A Directors)

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past Five Years	Number of Companies in Fund Complex Overseen by Director	Other Public Directorships Held by Director During the Past Five Years†

Michael C. Forman(1) Age: 59 Chairman of the Board and Chief Executive Officer	Class C Director; Term expires in 2023; Director since 2011

Michael C. Forman is chairman and chief executive officer of Franklin Square Holdings, L.P. (“FS Investments”) and has been leading the Company since its founding. He has served as the chairman and chief executive officer of the Advisor since its inception. Prior to founding FS Investments, Mr. Forman founded a private equity and real estate investment firm. He started his career as an attorney in the Corporate and Securities Department at the Philadelphia based law firm of Klehr Harrison Harvey Branzburg LLP (“Klehr Harrison”). In addition to his career as an attorney and investor, Mr. Forman has been an active entrepreneur and has founded several companies, including companies engaged in the gaming, specialty finance and asset management industries. Mr. Forman is a member of a number of civic and charitable boards, including The Franklin Institute, Drexel University and the Philadelphia Center City District Foundation. He is also Chairman of Vetri Community Partnership. Mr. Forman received his B.A., summa cum laude, from the University of Rhode Island, where he was elected Phi Beta Kappa, and received his J.D. from Rutgers University.

Mr. Forman has extensive experience in corporate and securities law and has founded and served in a leadership role of various companies, including the Advisor. Mr. Forman’s experience and his positions as the Company’s and the Advisor’s chief executive officer make him a significant asset to the Company.

			Two	FS Energy and Power Fund; FS Global Credit Opportunities Fund; FS Credit Real Estate Income Trust; FS Credit Income Fund; FS Energy Total Return Fund; FS Series Trust; FS Multi- Alternative Income Fund

‡

Includes directorships held in (1) any investment company registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Exchange Act and (3) any company subject to the requirements of Section 15(d) of the Exchange Act, in each case, other than with respect to companies in the Fund Complex.

(1)	The address for each director is c/o FS KKR Capital Corp., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.
(2)	Directors serve until the expiration of their respective term and until his or her successor is duly elected and qualified.
(3)	“Interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act. Messrs. Forman and Builione are each an “interested person” because of their affiliation with the Advisor.

Risk Oversight and Board Structure

Board’s Role in Risk Oversight

Through its direct oversight role, and indirectly through its committees, the Board performs a risk oversight function for the Company consisting of, among other things, the following activities: (1) at regular and special Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Company; (2) reviewing and approving, as applicable, its compliance policies and procedures; (3) meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; (4) overseeing the Company’s investment valuation process via its valuation committee that operates pursuant to authority assigned to it by the Board; (5) meeting, or reviewing reports prepared by the representatives of key service providers, including the Company’s investment adviser, administrator, custodian and independent registered public accounting firm, to review and discuss the Company’s activities and to provide direction with respect thereto; (6) reviewing periodically, and at least annually, the Company’s fidelity bond, directors and officers, and errors and omissions insurance policies and such other insurance policies as may be appropriate; (7) overseeing the Company’s accounting and financial reporting processes, including supervision of the Company’s independent registered public accounting firm to ensure that they provide timely analyses of significant financial reporting and internal control issues; and (8) overseeing the services of the Company’s chief compliance officer to test its compliance procedures and those of its service providers.

The Board also performs its risk oversight responsibilities with the assistance of the Company’s chief compliance officer. The Board receives a quarterly report from the Company’s chief compliance officer, who reports on, among other things, the Company’s compliance with applicable securities laws and its internal compliance policies and procedures. In addition, the Company’s chief compliance officer prepares a written report annually evaluating, among other things, the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Company’s chief compliance officer’s report, which is reviewed by the Board, addresses at a minimum: (1) the operation and effectiveness of the compliance policies and procedures of the Company and certain of its service providers since the last report; (2) any material changes to such policies and procedures since the last report; (3) any recommendations for changes to such policies and procedures as a result of the Company’s chief compliance officer’s annual review; and (4) any material compliance matters that have occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. The Company’s chief compliance officer also meets separately in executive session with the independent directors of the Company at least once each year. In addition to compliance reports from the Company’s chief compliance officer, the Board also receives reports and updates from legal counsel to the Company regarding legal, regulatory and governance matters.

Board Composition and Leadership Structure

Mr. Forman, who is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act, serves as both the chief executive officer of the Company and chairman of the Board. The Board believes that Mr. Forman, as co-founder and chief executive officer of the Company, is the director with the most knowledge of the Company’s business strategy and is best situated to serve as chairman of the Board. The Company’s charter, as well as regulations governing business development companies (“BDCs”) generally, requires that a majority of the Board be persons who are not “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

While the Company currently does not have a policy mandating a lead independent director, the Board believes that having an independent director fill the lead director role is appropriate. Mr. Hagan currently serves as lead independent director. The lead independent director, among other things, works with the chairman of the Board in the preparation of the agenda for each Board meeting and in determining the need for meetings of the Board, chairs any meeting of the independent directors in executive session, facilitates communications between other members of the Board and the chairman of the Board and/or the chief executive officer and otherwise consults with the chairman of the Board and/or the chief executive officer on matters relating to corporate governance and Board performance.

The Board has concluded that its structure is appropriate given the current size and complexity of the Company and the extensive regulation to which the Company is subject as a BDC and as a company listed on the NYSE.

Board Meetings and Attendance

On March 14, 2019, Joseph P. Ujobai resigned from the Board. On July 8, 2019, the Board appointed Osagie Imasogie as a new independent member of the Board. On October 30, 2019, the Board appointed Elizabeth Sandler as a new independent member of the Board. On November 26, 2019, Frederick Arnold resigned from the Board.

The Board met 16 times during the fiscal year ended December 31, 2019, including four regular quarterly meetings. During the fiscal year ended December 31, 2019, each director attended at least 75% of all meetings of the Board and Board committees on which he or she served (held during the period that such director served).The Company does not have a formal policy regarding director attendance at an annual meeting of stockholders. None of the directors then in office attended the 2019 annual meeting of stockholders.

Committees of the Board of Directors

The Board has established four standing committees of the Board, which consist of an Audit Committee, a Valuation Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The Board, as a whole, participates in the consideration of director compensation and decisions on director compensation are based on, among other things, a review of data of comparable BDCs. The Board may also engage compensation consultants from time-to-time, following consideration of certain factors related to such consultants’ independence.

Audit Committee

The Board has established an Audit Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Audit Committee. The Audit Committee members are Messrs. Ford (Chairman), Kropp and Imasogie, all of whom are independent. The Board has determined that Messrs. Ford and Kropp are “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act. The primary function of the Audit Committee is to oversee the integrity of the Company’s accounting policies, financial reporting process and system of internal controls regarding finance and accounting policies. The Audit Committee is responsible for selecting, engaging and discharging the Company’s independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with the Company’s independent accountants, approving professional services provided by the Company’s independent registered public accounting firm (including compensation therefor) and reviewing the independence of the Company’s independent registered public accounting firm. The Audit Committee held 12 meetings during the fiscal year ended December 31, 2019. The Audit Committee charter can be accessed on the Investor Relations portion of the Company’s website at www.fskkrcapitalcorp.com.

Valuation Committee

The Board has established a Valuation Committee that operates pursuant to a charter and the authority assigned to it by the Board and consists of five members, including a Chairman of the Valuation Committee. The Valuation Committee members are Ms. Adams and Messrs. Kropp (Chairman), Hopkins, Goldstein and Imasogie, all of whom are independent. The primary function of the Valuation Committee is to establish guidelines and make recommendations to the Board on matters relating to the valuation of the Company’s investments. The Valuation Committee held seven meetings during the fiscal year ended December 31, 2019.

Nominating and Corporate Governance Committee

The Board has established a Nominating and Corporate Governance Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee members are Messrs. Harrow (Chairman),

Hagan and Hopkins, all of whom are independent. The primary function of the Nominating and Corporate Governance Committee is to consider and make recommendations to the Board regarding certain governance matters, including selection of directors for election by stockholders, selection of director nominees to fill vacancies on the Board or a committee thereof, development and revision, as appropriate, of applicable corporate governance documentation and practices and oversight of the evaluation of the Board. The Nominating and Corporate Governance Committee held five meetings during the fiscal year ended December 31, 2019.

When nominating director candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate in accordance with its charter. Among the qualifications considered in the selection of candidates, the Nominating and Corporate Governance Committee considers the following attributes and criteria of candidates: experience, including experience with investment companies and other organizations of comparable purpose, skills, expertise, diversity, including diversity of gender, race and national origin, personal and professional integrity, time availability in light of other commitments, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board, including, when applicable, to enhance the ability of the Board or committees of the Board to fulfill their duties and/or to satisfy any independence or other applicable requirements imposed by law, rule, regulation or listing standard including, but not limited to, the 1940 Act, rules promulgated by the SEC and the NYSE Listed Company Manual. Each of the director nominees was approved by the members of the Nominating and Corporate Governance Committee and the entire Board.

The Nominating and Corporate Governance Committee considers candidates suggested by its members and other Board members, as well as the Company’s management and stockholders. A Company stockholder who wishes to recommend a prospective nominee for the Board must provide notice to the Secretary of the Company in accordance with the requirements set forth in the Company’s bylaws, which are described in greater detail under the heading “Submission of Stockholder Proposals.” Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director. The Nominating and Corporate Governance Committee charter can be accessed on the Investor Relations portion of the Company’s website at www.fskkrcapitalcorp.com.

Compensation Committee

The Board has established a Compensation Committee that operates pursuant to a charter and consists of three members, including a Chairman of the Compensation Committee. The Compensation Committee members are Messrs. Ford (Chairman), Kropp and Imasogie all of whom are independent. The Compensation Committee is responsible for determining, or recommending to the Board for determination, the compensation, if any, of the Company’s chief executive officer and all other executive officers of the Company. Currently, none of the Company’s executive officers are compensated directly by the Company and, as a result, the Compensation Committee does not produce and/or review reports on executive compensation practices. The Compensation Committee is also responsible for reviewing on an annual basis the Company’s reimbursement to the Advisor of the allocable portion of the cost of the Company’s executive officers and their respective staffs made pursuant to that certain Administration Agreement, dated April 9, 2018, between the Company and the Advisor (the “Administration Agreement”). The Compensation Committee has the authority to engage compensation consultants following consideration of certain factors related to such consultants’ independence. The Compensation Committee held one meeting during the fiscal year ended December 31, 2019. The Compensation Committee charter is available on the Investor Relations portion of the Company’s website at www.fskkrcapitalcorp.com.

Communications Between Interested Parties and the Board

The Board welcomes communications from interested parties. Interested parties may send communications to the Board or to any particular director to the following address: c/o FS KKR Capital Corp., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. Interested parties should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Information about Executive Officers Who Are Not Directors

The following table sets forth certain information regarding the executive officers of the Company who are not directors of the Company. Each executive officer holds his office until his successor is chosen and qualified, or until his earlier resignation or removal.

Name, Address and Age(1)	Position(s) with Company	Length of Time Served	Principal Occupation(s) During Past Five Years
Brian Gerson Age: 53	Co-President	Since 2019	Brian Gerson has served as the Co-President of the Company since October 2019 and also serves as the Co-President of FSK II. He joined FS Investments in November 2017 as its Head of Private Credit and has more than 20 years of experience in investing and corporation lending, with specific expertise in lending through BDCs. Mr. Gerson has served on the Advisor’s investment committee since April 2018. Prior to joining FS Investments, he most recently served as Group Head and Managing Director at LStar Capital, the credit affiliate of Lone Star Funds, from April 2015 to November 2017. At LStar, Mr. Gerson developed and maintained deep relationships with the financial sponsor community and middle market intermediaries while significantly expanding LStar’s corporate credit business. Prior to joining LStar, Mr. Gerson was a founding member of Solar Capital Partners, which serves as investment adviser to two yield-oriented BDCs. At Solar Capital, he spent seven years from January 2007 to September 2014 in various credit, origination, management, and business development roles, most recently serving as Executive Vice President of Solar Capital Limited. Prior to joining Solar Capital, Mr. Gerson spent 12 years in various positions, including Managing Director at CIBC World Markets in its Leveraged Finance and Financial Sponsors Group. Mr. Gerson graduated summa cum laude and Phi Beta Kappa from Tufts University where he earned a Bachelor of Arts in Mathematics.

Daniel Pietrzak Age: 45	Co-President, Chief Investment Officer	Since 2018	Daniel Pietrzak has served as the Chief Investment Officer of the Company since April 2018 and the Co-President since October 2019 and also serves as the Co-President and Chief Investment Officer of FSK II. Mr. Pietrzak joined KKR Credit in 2016 and is a Member of KKR Credit and the Co-Head of Private Credit. Mr. Pietrzak is a portfolio manager for KKR Credit’s private credit funds and portfolios and a member of the Global Private Credit Investment Committee, Europe Direct Lending Investment Committee and KKR Credit Portfolio Management Committee. Prior to joining KKR Credit, Mr. Pietrzak was a Managing Director and the Co-Head of Deutsche Bank’s Structured Finance business across the Americas and Europe. Previously, Mr. Pietrzak was based in New York and held various roles in the structured finance and credit businesses of Société Générale and CIBC World Markets. Mr. Pietrzak started his career at PricewaterhouseCoopers in New York and is a Certified Public Accountant. Mr. Pietrzak holds an M.B.A. in Finance from The Wharton School of the University of Pennsylvania and a B.S. in Accounting from Lehigh University.

Name, Address and Age(1)	Position(s) with Company	Length of Time Served	Principal Occupation(s) During Past Five Years

Steven Lilly Age: 50	Chief Financial Officer	Since 2019	Steven Lilly has served as the Chief Financial Officer of the Company since November 2019 and also serves as Chief Financial Officer of FSK II. He joined FS Investments in October 2019 as a Managing Director. Mr. Lilly has a wealth of experience in the BDC space and most recently served as Chief Financial Officer and Secretary of Triangle Capital Corporation (“Triangle”), and as a member of its Board of Directors from 2006 and as its Chief Compliance Officer from 2007, prior to Triangle’s sale to Benefit Street Partners and Barings, LLC in 2018. From 2005 to 2006, Mr. Lilly served as Chief Financial Officer of Triangle Capital Partners, LLC. At Triangle, he built the company’s financial and operating infrastructure, oversaw listings on the Nasdaq and New York Stock Exchange in 2007 and 2010, respectively, and led all corporate M&A and strategic processes. Prior to joining Triangle, Mr. Lilly spent seven years as Senior Vice President of Finance & Treasurer at SpectraSite Communications, a publicly traded wireless tower company, which was sold to American Tower Corporation in 2005. He began his career in the media and communications capital markets group at First Union, now part of Wells Fargo. Mr. Lilly earned a B.A. in History from Davidson College and completed the Executive Education Program at University of North Carolina at Chapel Hill. He currently serves on the board of trustees of UNC/Rex Healthcare, Episcopal High School, Saint Mary’s School, and Historic Oakwood Cemetery in Raleigh, NC. He is also a Director at America First Multifamily Investors, LP, a publicly traded mortgage REIT, where he serves as Chairman of the Audit Committee.

Stephen S. Sypherd Age: 43	Secretary, General Counsel	Since 2013	Stephen S. Sypherd has served as the Secretary of the Company since January 2013 and as the General Counsel since April 2018. He previously served as the Company’s Vice President and Treasurer. Mr. Sypherd also currently serves as the General Counsel and Secretary of FSK II and as the General Counsel, Vice President, Treasurer and/or Secretary of the other funds sponsored by FS Investments. Mr. Sypherd has also served in various senior officer capacities for FS Investments and its affiliated investment advisers, including as senior vice president from December 2011 to August 2014, general counsel since January 2013 and managing director since August 2014. Prior to joining FS Investments, Mr. Sypherd served for eight years as an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where he practiced corporate and securities law. Mr. Sypherd received his B.A. in Economics from Villanova University and his J.D. from the Georgetown University Law Center, where he was an executive editor of the Georgetown Law Journal. He serves on the board of trustees of the University of the Arts (and on the advancement and governance committees of that board)

Drew O’Toole Age: 31	Co-Chief Operating Officer	Since 2019	Drew O’Toole has served as the Co-Chief Operating Officer of the Company since October 2019 and also serves as the Co-Chief Operating Officer of FSK II. He is a Managing Director of FS Investments, which he joined in April 2014. Previously, Mr. O’Toole was a Director of Corporate Strategy at FS Investments. His responsibilities were primarily focused on the design, analysis and implementation of key firm strategic initiatives. Prior to FS Investments, he worked in various roles at Cambridge Associates LLC, an institutional investment advisory and consulting firm. Mr. O’Toole graduated summa cum laude from the University of Pittsburgh with degrees in Finance and Business Management. He is also a CFA charterholder.

Name, Address and Age(1)	Position(s) with Company	Length of Time Served	Principal Occupation(s) During Past Five Years

Ryan Wilson Age: 43	Co-Chief Operating Officer	Since 2019	Ryan Wilson has served as the Co-Chief Operating Officer of the Company since October 2019 and also serves as the Co-Chief Operating Officer of FSK II. He joined KKR Credit in 2006 and he is currently a Managing Director of KKR and the Chief Operating Officer of KKR Private Credit. Mr. Wilson served as CCT’s Chief Operating Officer prior to its merger with FSK and has held various roles across KKR Credit. Prior to joining KKR Credit, Mr. Wilson was with PricewaterhouseCoopers, serving a variety of clients across industries. Mr. Wilson holds a B.A. in Economics with honors from Wilfrid Laurier University and a MAcc in Accounting from the University of Waterloo. He also is a CFA charterholder, Chartered Professional Accountant and a Chartered Accountant.

William Goebel Age: 45	Chief Accounting Officer	Since 2011	William Goebel has served as the Company’s Chief Accounting Officer since October 2019. Previously, Mr. Goebel served as the Company’s Chief Financial Officer from September 2016 to October 2019 and as its Chief Financial Officer from July 2011 to September 2014. Mr. Goebel also serves as the Chief Accounting Officer for FSK II and as the Chief Financial Officer for certain of the other funds sponsored by FS Investments. Prior to joining FS Investments, Mr. Goebel held a senior manager audit position with Ernst & Young LLP in the firm’s asset management practice from 2003 to January 2011, where he was responsible for the audits of regulated investment companies, private investment partnerships, investment advisers and broker-dealers. Mr. Goebel began his career at a regional public accounting firm, Tait, Weller and Baker LLP in 1997. Mr. Goebel received a B.S. in Economics from the Wharton School of the University of Pennsylvania in 1997. He is a Certified Public Accountant and holds the CFA Institute’s Chartered Financial Analyst designation.

James F. Volk Age: 57	Chief Compliance Officer	Since 2015	James F. Volk has served as the Chief Compliance Officer of the Company since April 2015. Mr. Volk also serves as the chief compliance officer of FSK II and the other funds sponsored by FS Investments. He is responsible for all compliance and regulatory issues affecting us and the foregoing companies. Before joining FS Investments and its affiliated investment advisers in October 2014, Mr. Volk was the chief compliance officer, chief accounting officer and head of traditional fund operations at SEI’s Investment Manager Services market unit. Mr. Volk was also formerly the assistant chief accountant at the SEC’s Division of Investment Management and a senior manager for PricewaterhouseCoopers. Mr. Volk graduated from the University of Delaware with a B.S. in Accounting.

(1)	The address for each officer is c/o FS KKR Capital Corp., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

Code of Ethics

The Company has adopted a code of business conduct and ethics (as amended and restated, the “Code of Business Conduct and Ethics”) pursuant to Rule 17j-1 promulgated under the 1940 Act, which applies to, among others, its officers, including its Chief Executive Officer and its Chief Financial Officer, as well as the members of the Board. The Company’s Code of Business Conduct and Ethics can be accessed via the Investor Relations portion of the Company’s website at www.fskkrcapitalcorp.com. In addition, the Code of Business Conduct and Ethics is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov. The Company intends to disclose any amendments to or waivers of required provisions of the Code of Business Conduct and Ethics on Form 8-K, as required by the Exchange Act and the rules and regulations promulgated thereunder.

Practice and Policies Regarding Personal Trading and Hedging of Company Equity

The Company has also established a policy designed to prohibit its officers, directors, and certain employees of the Advisor from purchasing or selling shares of the Company while in possession of material nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. The policy also prohibits all directors and officers from engaging in hedging or monetization transactions or similar arrangements with respect to the Company’s securities without prior approval of the Company’s chief compliance officer.

Corporate Governance Guidelines

The Company has adopted corporate governance guidelines pursuant to Section 303A.09 of the NYSE Listed Company Manual, which can be accessed via the Investor Relations portion of the Company’s website at www.fskkrcapitalcorp.com.

Compensation Discussion and Analysis

The Company’s executive officers do not receive any direct compensation from the Company. The Company does not currently have any employees and does not expect to have any employees. As an externally managed BDC, services necessary for the Company’s business are provided by individuals who are employees of the Advisor or its affiliates or by individuals who are contracted by the Advisor, the Company or their respective affiliates to work on behalf of the Company pursuant to the terms of the Investment Advisory Agreement, dated December 20, 2018 (the “Investment Advisory Agreement”), between the Company and the Advisor, and the Administration Agreement. Each of the Company’s executive officers is an employee of the Advisor or its affiliates and the day-to-day investment operations and administration of the Company’s portfolio are managed by the Advisor. In addition, the Company will reimburse the Advisor for its allocable portion of expenses incurred by the Advisor in performing its obligations under the Investment Advisory Agreement and the Administration Agreement.

The Investment Advisory Agreement and the Administration Agreement provide that the Advisor (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with, or acting on behalf of, the Advisor) shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by the Advisor, and the Advisor shall be held harmless for any loss or liability suffered by the Company, arising out of the performance of any of its duties or obligations under the Investment Advisory Agreement or the Administration Agreement, respectively, or otherwise as the Company’s investment adviser or administrator, respectively; provided, however, that the Advisor cannot be indemnified for any liability arising out of willful misfeasance, bad faith, or negligence in the performance of the Advisor’s duties or by reason of the reckless disregard of the Advisor’s duties and obligations under the Investment Advisory Agreement or the Administration Agreement, as applicable.

Director Compensation

The Company does not pay compensation to its directors who also serve in an executive officer capacity for the Company or the Advisor. The Company’s directors who do not also serve in an executive officer capacity for the Company or the Advisor are entitled to receive annual cash retainer fees and annual fees for serving as a committee chairperson. These directors are Mmes. Adams and Sandler and Messrs. Ford, Goldstein, Hagan, Harrow, Hopkins, Kropp and Imasogie. Mr. Hagan also receives an annual retainer for his service as lead independent director.

Amounts payable under these fee arrangements for the Company are determined and paid quarterly in arrears as set forth below and are shared pro rata by the Fund Complex based on assets under management.

Amount
Annual Board Retainer	$160,000
Annual Lead Independent Director Retainer	$30,000
Annual Committee Chair Retainers(1)
Audit Committee	$25,000
Valuation Committee	$25,000
Nominating and Corporate Governance Committee	$15,000

(1)	The Company does not pay compensation to the Compensation Committee Chairman.

The Company will also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with its policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each in-person Board meeting and each in-person Board committee meeting not held concurrently with a Board meeting.

The table below sets forth the compensation received by each current and former director from (i) the Company and (ii) all of the companies in the Fund Complex, including the Company, and FS Investment Corporation III, FS Investment Corporation IV and Corporate Capital Trust II (which merged with FSK II) in the aggregate, in each case, for service during the fiscal year ended December 31, 2019. Our directors do not receive any retirement benefits from us.

Name of Director	Fees Earned or Paid in Cash by the Company	Total Compensation from the Company	Total Compensation from the Fund Complex
Michael C. Forman	—	—	—
Todd Builione	—	—	—
Barbara Adams	$160,000	$160,000	$160,000
Brian R. Ford	$185,000	$185,000	$185,000
Richard Goldstein	$160,000	$160,000	$160,000
Michael J. Hagan	$190,000	$190,000	$190,000
Jeffrey K. Harrow	$175,000	$175,000	$175,000
Jerel A. Hopkins	$160,000	$160,000	$160,000
James H. Kropp	$185,000	$185,000	$185,000
Osagie Imasogie(1)	$80,000	$80,000	$80,000
Elizabeth Sandler(2)	—	—	—

Former Directors:
Joseph P. Ujobai(3)	$46,250	$46,250	$46,250
Frederick Arnold(4)	$160,000	$160,000	$160,000

(1)	Mr. Imasogie joined the Board on July 8, 2019.
(2)	Ms. Sandler joined the Board on October 30, 2019.
(3)	Mr. Arnold resigned from the Board, effective as of March 14, 2019.
(4)	Mr. Arnold resigned from the Board, effective as of November 26, 2019.

Certain Relationships and Related Party Transactions

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. For example, the Company’s Code of Business Conduct and Ethics generally prohibits any employee, officer or director from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company. Waivers to the Company’s Code of Business Conduct and Ethics for any executive officer or member of the Board must be approved by the Board and are publicly disclosed as required by applicable law and regulations. In addition, the Audit Committee is required to review and approve all transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Exchange Act). All future transactions with affiliates of the Company will be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the Board, including a majority of the independent directors.

Investment Advisory Agreement and Administration Agreement

Pursuant to the Investment Advisory Agreement, the Advisor is entitled to a base management fee calculated at an annual rate of 1.50% of the average weekly value of the Company’s gross assets excluding cash and cash equivalents (gross assets equal the total assets of the Company as set forth on the Company’s consolidated balance sheets) and an incentive fee based on the Company’s performance. Effective June 15, 2019, in connection with stockholder approval of the modification of the asset coverage requirement applicable to senior securities from 200% to 150%, the Advisor reduced (by permanent waiver) the annual base management fee payable under the Investment Advisory Agreement from 1.5% to 1.0% on all assets financed using leverage over 1.0x debt-to-equity. The base management fee is payable quarterly in arrears. All or any part of the base management fee not taken as to any quarter will be deferred without interest and may be taken in such other quarter as the Advisor determines.

Pursuant to the terms of the Investment Advisory Agreement, the Advisor may also be entitled to receive a subordinated incentive fee on income. The subordinated incentive fee on income under the Investment Advisory Agreement, which is calculated and payable quarterly in arrears, equals 20.0% of the Company’s “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return on the value of the Company’s net assets, equal to 1.75% per quarter, or an annualized hurdle rate of 7.0%. As a result, the Investment Advisory Agreement or will not earn this incentive fee for any quarter until the Company’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.75%. Once the Company’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Advisor will be entitled to a “catch-up” fee equal to the amount of the pre-incentive fee net investment income in excess of the hurdle rate, until the Company’s pre-incentive fee net investment income for such quarter equals 2.1875%, or 8.75% annually, of net assets. Thereafter, the Advisor will be entitled to receive 20.0% of pre-incentive fee net investment income.

The subordinated incentive fee on income is subject to a cap equal to (i) 20.0% of the “per share pre-incentive fee return” for the then-current and eleven preceding calendar quarters minus the cumulative “per share incentive fees” accrued and/or payable for the eleven preceding calendar quarters multiplied by (ii) the weighted average number of shares outstanding during the calendar quarter (or any portion thereof) for which the subordinated incentive fee on income is being calculated. The definitions of “per share pre-incentive fee return” and “per share incentive fees” under the Investment Advisory Agreement take into account the historic per share pre-incentive fee return of both the Company and Corporate Capital Trust, Inc. (“CCT”), together with the historic per share incentive fees paid by both the Company and CCT. For the purpose of calculating the “per share pre-incentive fee return,” any unrealized appreciation or depreciation recognized as a result of the purchase accounting for the Company’s acquisition of CCT is excluded.

Pursuant to the terms of the Investment Advisory Agreement, an incentive fee on capital gains is determined and payable in arrears as of the end of each calendar year (or upon termination of the investment advisory agreement). This fee equals 20.0% of the Company’s incentive fee capital gains, which shall equal both CCT’s and the Company’s realized capital gains (without duplication) on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation (without duplication) on a cumulative basis, less the aggregate amount of any capital gain incentive fees previously paid by CCT and the Company. On a quarterly basis, the Company accrues for the capital gains incentive fee by calculating such fee as if it were due and payable as of the end of such period. The Company includes unrealized gains in the calculation of the capital gains incentive fee expense and related accrued capital gains incentive fee. This accrual reflects the incentive fees that would be payable to the Advisor if the Company’s entire portfolio was liquidated at its fair value as of the balance sheet date even though the Advisor is not entitled to an incentive fee with respect to unrealized gains unless and until such gains are actually realized.

Pursuant to the Administration Agreement, the Advisor oversees the Company’s day-to-day operations, including the provision of general ledger accounting, fund accounting, legal services, investor relations, certain government and regulatory affairs activities, and other administrative services. The Advisor also performs, or oversees the performance of, the Company’s corporate operations and required administrative services, which includes being responsible for the financial records that the Company is required to maintain and preparing reports for the Company’s stockholders and reports filed with the SEC. In addition, the Advisor assists the Company in calculating its net asset value, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to the Company’s stockholders, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

Pursuant to the Administration Agreement, the Company reimburses the Advisor for expenses necessary to perform services related to its administration and operations, including the Advisor’s allocable portion of the compensation and related expenses of certain personnel of FS Investments and KKR Credit providing administrative services to the Company on behalf of the Advisor. The Company reimburses the Advisor no less than quarterly for all costs and expenses incurred by the Advisor in performing its obligations and providing personnel and facilities under the Administration Agreement. The Advisor allocates the cost of such services to the Company based on factors such as total assets, revenues, time allocations and/or other reasonable metrics. The Company’s board of directors reviews the methodology employed in determining how the expenses are allocated to the Company and the proposed allocation of administrative expenses among the Company and certain affiliates of the Advisor. The Company’s board of directors then assesses the reasonableness of such reimbursements for expenses allocated to it based on the breadth, depth and quality of such services as compared to the estimated cost to the Company of obtaining similar services from third-party service providers known to be available. In addition, the Company’s board of directors considers whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, the Company’s board of directors compares the total amount paid to the Advisor for such services as a percentage of the Company’s net assets to the same ratio as reported by other comparable BDCs.

The following table describes the fees and expenses accrued under the Investment Advisory Agreement and the Administration Agreement during the year ended December 31, 2019 (dollars in millions):

Related Party	Source Agreement	Description	Year Ended December 31, 2019
The Advisor	Investment Advisory Agreement	Base Management Fee(1)	$115
The Advisor	Investment Advisory Agreement	Subordinated Incentive Fee on Income(2)	$57
The Advisor	Administration Agreement	Administrative Services Expenses(3)	$9

(1)	During the year ended December 31, 2019, $105 in base management fees were paid to the Advisor. As of December 31, 2019, $30 in base management fees were payable to the Advisor.
(2)	During the year ended December 31, 2019, $71 of subordinated incentive fees on income were paid to the Advisor.
(3)

During the year ended December 31, 2019, $6 of administrative services expenses related to the allocation of costs of administrative personnel for services rendered to the Company by the Advisor and the remainder related to other reimbursable expenses, including reimbursement of fees related to transactional expenses for prospective investments, including fees and expenses associated with performing due diligence reviews of investments that do not close, often referred to as “broken deal” costs. Broken deal costs were $1 for the year ended December 31, 2019. The Company paid $7 in administrative services expenses to the Advisor during the year ended December 31, 2019.

Allocation of the Advisor’s Time

The Company relies on the Advisor to manage the Company’s day-to-day activities and to implement its investment strategies. The Advisor, FS Investments, KKR Credit and certain of their affiliates are presently, and plan in the future to continue to be, involved with activities that are unrelated to the Company. As a result of these activities, the Advisor, FS Investments, KKR Credit and certain of their affiliates will have conflicts of interest in allocating their time between the Company and other activities in which they are or may become involved, including the management of FSK II. The Advisor, FS Investments, KKR Credit and their employees will devote only as much of its or their time to the Company’s business as the Advisor, FS Investments and KKR Credit, in their judgment, determine is reasonably required, which will be substantially less than their full time. Therefore, the Advisor, its personnel and certain affiliates may experience conflicts of interest in allocating management time, services and functions among the Company and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to the Company.

However, the Company believes that the members of the Advisor’s management and the other key debt finance professionals have sufficient time to fully discharge their responsibilities to the Company and to the other businesses in which they are involved. The Company believes that its affiliates and executive officers will devote the time required to manage the Company’s business and expect that the amount of time a particular executive officer or affiliate devotes to the Company will vary during the course of the year and depend on the Company’s business activities at the given time. Because many of the operational aspects involved with managing the Company and FSK II are similar, there are significant efficiencies created by the Advisor providing services to such entities. For example, the Advisor has streamlined the structure for financial reporting, internal controls and investment approval processes for the Company and FSK II.

Competition and Allocation of Investment Opportunities

The Advisor and its affiliates are simultaneously providing investment advisory services to other affiliated entities, including FSK II. The Advisor may determine that it is appropriate for the Company and one or more other investment accounts managed by the Advisor or any of its affiliates to participate in an investment opportunity. To the extent the Company makes co-investments with investment accounts managed by the Advisor or its affiliates, these co-investment opportunities may give rise to conflicts of interest or perceived conflicts of interest among the Company and the other participating accounts. In addition, conflicts of interest or perceived conflicts of interest may also arise in determining which investment opportunities should be presented to the Company and other participating accounts.

To mitigate these conflicts, the Advisor will seek to execute such transactions on a fair and equitable basis and in accordance with its allocation policies, taking into account various factors, which may include: the source of origination of the investment opportunity; investment objectives and strategies; tax considerations; risk, diversification or investment concentration parameters; characteristics of the security; size of available investment; available liquidity and liquidity requirements; regulatory restrictions; and/or such other factors as may be relevant to a particular transaction.

As the Advisor and affiliates of FS Investments and KKR Credit currently serve as the investment adviser to other entities and accounts, it is possible that some investment opportunities will be provided to such other entities and accounts rather than the Company.

Investments

As a BDC, the Company is subject to certain regulatory restrictions in making its investments. For example, BDCs generally are not permitted to co-invest with certain affiliated entities in transactions originated by the BDC or its affiliates in the absence of an exemptive order from the SEC. However, BDCs are permitted to, and may, simultaneously co-invest in transactions where price is the only negotiated term.

In an order dated June 4, 2013 (“the FS Order”), the SEC granted exemptive relief permitting the Company, subject to the satisfaction of certain conditions, to co-invest in certain privately negotiated investment transactions with certain affiliates of our former investment adviser, including FS Energy and Power Fund, FSK II and any future BDCs that are advised by our former investment adviser or its affiliated investment advisers. However, in connection with the investment advisory relationship with the Advisor, and in an effort to mitigate potential future conflicts of interest, the Board authorized and directed that the Company (i) withdraw from the FS Order, except with respect to any transaction in which the Company participated in reliance on the FS Order prior to April 9, 2018, and (ii) rely on an exemptive relief order, dated April 3, 2018, that permits the Company, subject to the satisfaction of certain conditions, to co-invest in certain privately negotiated investment transactions, including investments originated and directly negotiated by the Advisor or KKR Credit, with certain affiliates of the Advisor.

Independent Registered Public Accounting Firm

On March 22, 2019, the Company notified RSM US LLP that RSM US LLP, which had acted as the Company’s independent registered public accounting firm for each of the fiscal years ended December 31, 2008 through 2018, had been dismissed as the Company’s independent public accounting firm. The Audit Committee approved the dismissal of RSM US LLP. The reports of RSM US LLP on the audited consolidated financial statements of the Company for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2018 and 2017, and the subsequent interim period through March 22, 2019, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and RSM US LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to RSM US LLP’s satisfaction, would have caused RSM US LLP to make reference thereto in their reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K. On March 26, 2019, the Company appointed Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019.

On February 20, 2020, the Company appointed Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The appointment of Deloitte & Touche LLP was previously recommended by the Audit Committee. The Company knows of no direct financial or material indirect financial interest of Deloitte & Touche LLP in the Company. A representative of Deloitte & Touche LLP is expected to be available to answer questions during the Annual Meeting and will have an opportunity to make a statement if he or she desires to do.

Fees

Set forth in the table below are audit fees, audit related fees, tax fees and all other fees billed to the Company by Deloitte & Touche LLP for professional services performed for the fiscal years ended December 31, 2019 and 2018:

Fiscal Year	Audit Fees	Audit-Related Fees(1)	Tax Fees	All Other Fees(2)
2019	$745,794	$166,500	$38,736	—
2018	—	—	—	—

(1)

“Audit-Related Fees” are those fees billed to the Company by Deloitte & Touche LLP for services provided by Deloitte & Touche LLP or fees billed for expenses relating to the review by Deloitte & Touche LLP of the Company’s registration statements filed with the SEC pursuant to the Securities Act.

(2)	“All Other Fees” are those fees, if any, billed to the Company by Deloitte & Touche LLP in connection with products and services.

Set forth in the table below are audit fees, audit related fees, tax fees and all other fees billed to the Company by RSM US LLP for professional services performed for the fiscal years ended December 31, 2019 and 2018:

Fiscal Year	Audit Fees	Audit-Related Fees(1)	Tax Fees	All Other Fees(2)
2019	—	$125,750	—	$1,650
2018	$574,700	$179,125	—	—

(1)

“Audit-Related Fees” are those fees billed to the Company by RSM US LLP for services provided by RSM US LLP or fees billed for expenses relating to the review by RSM US LLP of the Company’s registration statements filed with the SEC pursuant to the Securities Act.

(2)	“All Other Fees” are those fees, if any, billed to the Company by RSM US LLP in connection with permitted non-audit services.

Pre-Approval Policies and Procedures

The Audit Committee reviews, negotiates and approves in advance the scope of work, any related engagement letter and the fees to be charged by the Company’s independent registered public accounting firm for audit services and permitted non-audit services for the Company and for permitted non-audit services for the Advisor and any affiliates thereof that provide services to the Company if such non-audit services have a direct impact on the operations or financial reporting of the Company. Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount of fees associated with such services, and cannot commence until such approval has been granted. Normally, pre-approval is considered at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the Company’s independent registered public accounting firm to management. All of the audit and permitted non-audit services described above for which Deloitte & Touche LLP and RSM US LLP billed the Company for the fiscal years ended December 31, 2019 and 2018 were pre-approved by the Audit Committee.

Audit Committee Report

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019, the Company’s consolidated financial statements filed with the SEC for the fiscal year ended December 31, 2019. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), the SEC and the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by the Company’s independent registered public accounting firm. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence.

Any requests for audit, audit-related tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by Deloitte & Touche LLP to management.

The Audit Committee received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence. The Audit Committee has reviewed the audit fees paid by the Company to Deloitte & Touche LLP. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting Deloitte & Touche LLP from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2019 be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC. The Audit Committee also recommended the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020.

Audit Committee Members:

Brian R. Ford

James H. Kropp

Osagie Imasogie

The material in this Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” EACH OF THE DIRECTOR NOMINEES

PROPOSAL 2: AUTHORIZATION TO OFFER AND SELL SHARES OF COMMON STOCK BELOW NET ASSET VALUE

Background

The 1940 Act generally prohibits the Company, as a BDC, from offering and selling shares at a price per share, after deducting underwriting commissions and discounts, below the then-current net asset value (“NAV”) per share unless the policy and practice of doing so is approved by the Company’s stockholders within one year immediately prior to any such sales.

The Company is seeking stockholder approval of the Share Issuance Proposal, which, if approved, would allow the Company to sell its Shares below NAV per Share in order to provide flexibility for future sales, which typically are undertaken quickly in response to market conditions. The Company believes that it is important to maintain consistent access to capital through the public and private equity markets to enable the Company to raise capital for the Company’s operations, including to repay outstanding indebtedness of the Company, to continue to build the Company’s investment portfolio or for other general corporate purposes, as and when the Board believes it is in the Company’s best interests and that of stockholders. The final terms of any such sales will be determined by the Board at the time of sale. Also, because the Company does not have any immediate plans to sell any Shares at a price below NAV per Share, it is impracticable to describe the transaction or transactions in which such Shares would be sold. Instead, any transaction where the Company would sell Shares, including the nature and amount of consideration that would be received by the Company at the time of sale and the use of any such consideration, will be reviewed and approved by the Board at the time of sale. If the Share Issuance Proposal is approved, the Company will not solicit further authorization from its stockholders prior to any such sale, and the authorization would be effective for Shares sold during the next 12 months following stockholder approval. This proxy statement is not an offer to sell securities of the Company. Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from SEC registration requirements.

The Share Issuance Proposal limits the maximum number of Shares salable at a price below NAV per Share, on an aggregate basis, including any prior offerings made pursuant to this authority, to 25% of the Company’s then outstanding Shares immediately prior to each such sale. Furthermore, pursuant to this authority, there would be no limit on the discount to NAV per Share at which Shares could be sold. See below for a discussion and an example of the dilutive effect of the sale of Shares at a price below NAV per Share.

The Board, including a majority of the independent directors and a majority of directors who have no financial interest in the Share Issuance Proposal, has approved the Share Issuance Proposal as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval.

The Company sought and received stockholder approval for a similar proposal at the 2019 annual meeting of stockholders. This authorization will expire on July 16, 2020, the twelve month anniversary of such stockholder approval.

1940 Act Conditions for Sales at a Price below NAV per Share

The Company’s ability to issue Shares at a price below NAV per Share is governed by the 1940 Act. Specifically, Section 63(2) of the 1940 Act provides that the Company may offer and sell shares at prices below the then-current NAV per share with stockholder approval, if:

•

it is determined that any such sales would be in the best interests of the Company and its stockholders by (1) a majority of the Company’s independent directors and (2) a majority of the Company’s directors who have no financial interest in the proposal (such approvals together, a “required majority of directors”); and

•

a required majority of directors, in consultation with the underwriter or underwriters of the offering, if it is underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of a firm commitment to purchase shares or immediately prior to the issuance of shares, that the price at which shares are to be sold is not less than a price which closely approximates the market value for shares, less any distributing commission or discount.

Without the approval of stockholders to offer and sell Shares at prices below NAV per Share, the Company would be prohibited from selling Shares to raise capital when the market price for Shares is below the then-current NAV per Share.

Board Approval

The Board is recommending that stockholders vote in favor of the Share Issuance Proposal. The Board has concluded that the Share Issuance Proposal is in the best interests of the Company and its stockholders. In doing so, the Board, including the independent directors, considered and evaluated various factors, including the following, as discussed more fully below:

•	possible long-term benefits to the Company’s stockholders; and

•	possible dilution to the Company’s NAV per Share under various hypothetical scenarios.

In determining whether or not to offer and sell the Company’s Shares at a price per Share below NAV per Share, the Board has a duty to act in the Company’s best interests and that of stockholders and must comply with the other requirements of Section 63(2) of the 1940 Act. If stockholders of the Company do not approve the Share Issuance Proposal, the Board will consider and evaluate its options to determine what alternatives are in the Company’s best interests and that of the Company’s stockholders.

Reasons to Offer Shares at a Price Below NAV per Share

As a BDC and a regulated investment company (“RIC”) for tax purposes, the Company may want to raise capital through the sale of Shares. RICs generally must distribute substantially all of their earnings from dividends, interest and short-term gains to stockholders in order to achieve pass-through tax treatment, which prevents the Company from using those earnings to support new investments. Further, for the same reason, the Company, in order to borrow money or issue preferred stock, must maintain “asset coverage,” as defined in the 1940 Act, of at least 150%, which generally requires it to finance its investments with at least as much common equity as debt and preferred stock in the aggregate. Therefore, the Company endeavors to maintain consistent access to capital through the public and private equity markets to enable the Company to raise capital for the Company’s operations, including to repay outstanding indebtedness of the Company, to continue to build the Company’s investment portfolio or for other general corporate purposes, as and when the Board believes it is in the Company’s best interests and that of stockholders.

The Company believes that market conditions may from time to time provide attractive opportunities to deploy capital, including at times when the Shares may be trading at a price below NAV per Share. For example, during the global financial crisis of 2008 and for several years afterward, the global capital markets experienced a period of disruption as evidenced by a lack of liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of certain major domestic and international financial institutions. Despite actions of the United States federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. During that period of time, many investors sold assets in order to repay debt or meet equity redemption requirements or other obligations. This dynamic created forced selling (which could return should global markets experience future disruption similar to such disruption) that negatively impacted valuations of debt securities in most markets. This negative pressure on valuations contributed to significant unrealized write-downs of debt investments of many finance companies. However, these changes in market conditions also had beneficial effects for capital providers, including more favorable pricing of risk and more creditor-friendly contractual terms. Further, although valuations had partially recovered during that period of time, additional opportunity continued to remain in the secondary market. Accordingly, for those firms that continued to have access to capital, such an environment had the potential to provide investment opportunities on more favorable terms than would otherwise have been available. The Company’s ability to take advantage of these opportunities in the future is dependent upon its access to capital.

Even though the underlying performance of a particular portfolio company may not necessarily indicate impairment or its inability to repay all principal and interest in full, the volatility in the debt capital markets may negatively impact the valuations of debt investments and result in further unrealized write-downs of those debt investments. These unrealized write-downs, as well as unrealized write-downs based on the underlying performance of the Company’s portfolio companies, if any, negatively impact stockholders’ equity and the Company’s asset coverage.

Failing to maintain the asset coverage ratio required by the 1940 Act could have severe negative consequences for a BDC, including the inability to pay distributions to its stockholders, breaching debt covenants and failure to qualify for tax treatment as a RIC. Although the Company does not currently expect that it will fail to maintain asset coverage of at least 150%, the markets in which it operates and the general economy remain volatile and uncertain. Continued volatility in the capital markets and the resulting negative pressure on debt investment valuations could negatively impact the Company’s asset valuations, stockholders’ equity and the Company’s debt-to-equity ratio.

As noted above, market disruption has, in the past, resulted in good opportunities to invest at attractive risk-adjusted returns. However, the extreme volatility and dislocation that the capital markets experienced also materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. If these adverse market conditions return and/or worsen in the future, the Company and other companies in the financial services sector may not have access to sufficient debt and equity capital in order to take advantage of these good investment opportunities. In addition, the debt capital that will be available, if at all, may be at a higher cost and on less favorable terms and conditions in the future.

At times Shares may trade at a discount to NAV per Share and at times Shares may trade at a market price in excess of NAV. The possibility that Shares will trade at a discount to NAV per Share or at premiums that are unsustainable over the long term is a risk separate and distinct from the risk that the Company’s NAV will decrease. It is not possible to predict whether the Shares that may be offered pursuant to the Share Issuance Proposal, if approved, will trade at, above, or below the then-current NAV per Share.

Recent dislocations in the credit markets have led to significant stock market volatility, particularly with respect to the stock of financial services companies. During times of increased price volatility, Shares may trade below the Company’s NAV per Share, which is not uncommon for BDCs. As noted above, however, these periods of market volatility and dislocation created, and may create again, favorable opportunities for the Company to make investments at attractive risk-adjusted returns, including opportunities that, all else being equal, may increase NAV over the longer-term, even if financed with the issuance of Shares at a price below NAV per Share. Stockholder approval of the Share Issuance Proposal, subject to the conditions set forth in the Share Issuance Proposal, would provide the Company with the flexibility to invest in such opportunities and would enable the Company to raise capital for the Company’s operations, including to repay outstanding indebtedness of the Company and for other general corporate purposes.

The Board believes that having the flexibility to issue Shares at a price below NAV per Share in certain instances is in the best interests of the Company and its stockholders and would provide added financial flexibility to comply with BDC, RIC and credit facility requirements the Company and its subsidiaries may face from time to time, including the requirement to maintain the required asset coverage ratio under the 1940 Act, and would provide access to capital markets to pursue attractive investment opportunities and/or repay any outstanding indebtedness or for other corporate purposes. The flexibility to issue Shares at a price below the then-current NAV per Share could also minimize the likelihood that the Company would be required to sell assets to raise capital at prices it believed to be less than such assets’ intrinsic values.

While the Company has no immediate plans to sell its Shares at a price below NAV per Share, it is seeking stockholder approval of the Share Issuance Proposal in order to maintain access to the markets if the Company determines it should sell Shares at a price below NAV per Share, which typically must be undertaken quickly. The final terms of any such sale will be determined by the Board at the time of issuance and the Shares will not include preemptive rights. Also, because the Company has no immediate plans to issue any Shares, it is impracticable to describe the transaction or transactions in which such Shares would be issued. Instead, any transaction where the Company issues such Shares, including the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration, will be reviewed and approved by the Board at the time of issuance. If the Share Issuance Proposal is approved, no further authorization from the stockholders will be solicited prior to any such issuance in accordance with the terms of the Share Issuance Proposal. If approved, the authorization would be effective for securities issued during the next 12 months following stockholder approval.

Trading History

The Company’s Shares have been listed on the NYSE under the ticker symbol “FSK” since December 20, 2018. From April 16, 2014 to December 20, 2018, the Company’s Shares were listed on the NYSE under the ticker symbol “FSIC.” Prior to April 16, 2014 there was no public market for the Company’s Shares. The Company’s Shares have historically traded at prices both above and below the Company’s NAV per Share. It is not possible to predict whether the Company’s Shares will trade at, above or below the Company’s NAV in the future.

The following table sets forth: (i) the Company’s NAV per Share as of the applicable period end, (ii) the range of high and low closing sales prices of the Company’s Shares as reported on the NYSE during the applicable period, (iii) the closing high and low sales prices of the Company’s Shares as a premium (discount) to the Company’s NAV during the appropriate period and (iv) the distribution per Share of the Company’s common stock during the applicable period.

For the Three Months Ended (unless otherwise indicated)	Net Asset Value per Share(1)	Closing Sales Price		Premium (Discount) of High Sales Price to Net Asset Value per Share(2)	Premium (Discount) of Low Sales Price to Net Asset Value per Share(2)	Distributions per Share
		High	Low
Fiscal 2018
March 31, 2018	9.16	7.80	7.05	(14.85)%	(23.04)%	0.19000
June 30, 2018	8.87	7.90	7.25	(10.94)%	(18.26)%	0.19000
September 30, 2018	8.64	8.20	7.05	(5.09)%	(18.40)%	0.19000
December 31, 2018	7.84	7.12	5.15	(9.18)%	(34.31)%	0.28000
Fiscal 2019
March 31, 2019	7.86	6.59	5.41	(16.16)%	(31.17)%	0.19000
June 30, 2019	7.88	6.38	5.83	(19.04)%	(26.02)%	0.19000
September 30, 2019	7.86	6.21	5.55	(20.99)%	(29.39)%	0.19000
December 31, 2019	7.64	6.36	5.65	(16.75)%	(26.05)%	0.19000
Fiscal 2020
March 31, 2020	—	6.31	2.36	—	—	0.19000
June 30, 2020 (through April 20, 2020)	—	3.90	2.79	—	—	—

(1)

NAV per Share is determined as of the last day in the relevant period and therefore may not reflect the net asset value per Share on the date of the high and low closing sales prices. The NAVs shown are based on outstanding Shares at the end of the relevant period. Net asset value per Share has not yet been publicly disclosed for the three months ended March 31, 2020.

(2)	Calculated as the respective high or low closing sale price less NAV, divided by NAV (in each case, as of the applicable period).

As of April 20, 2020, the Company had 4,165 record holders of its common stock, which does not include beneficial owners of Shares held in “street” name by brokers and other institutions on behalf of beneficial owners.

On April 20, 2020, the reported closing sales price of the Company’s Shares on the NYSE was $3.39 per Share.

Conditions to the Sale of Shares below NAV per Share

If stockholders approve the Share Issuance Proposal, the Company will sell Shares at a price below NAV per Share only if the following conditions are met:

•	it is determined that any such sales would be in the best interests of the Company and its stockholders by a required majority of directors;

•

a required majority of directors, in consultation with the underwriter or underwriters of the offering, if it is underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of a firm commitment to purchase Shares or immediately prior to the issuance of Shares, that the price at which Shares are to be sold is not less than a price which closely approximates the market value for Shares, less any distributing commission or discount; and

•	the cumulative number of Shares sold pursuant to such authority does not exceed 25% of the Company’s then outstanding Shares immediately prior to each such sale.

Dilution

Before voting on the Share Issuance Proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect on the Company’s NAV per Share as a result of the issuance of Shares at a price less than NAV per Share. Any sale of Shares by the Company at a price below NAV per Share would result in an immediate dilution to existing stockholders on a per Share basis. This dilution would include reduction in the NAV per Share as a result of the issuance of Shares at a price below NAV per Share and a proportionately greater decrease in a stockholder’s per Share interest in the earnings and assets of the Company and per Share voting interest in the Company. The Board has considered the potential dilutive effect of the issuance of Shares at a price below NAV per Share under various hypothetical scenarios and will consider again such dilutive effect when considering whether to authorize any specific issuance of Shares below NAV per Share.

The 1940 Act establishes a connection between the price at which common stock is sold and NAV because, when common stock is sold at a price per share below NAV per share, the resulting increase in the number of outstanding shares of common stock is not accompanied by a proportionate increase in the net assets of the issuer. Stockholders of the Company should also consider that they will have no subscription, preferential or preemptive rights to shares authorized for issuance, and thus any future issuance of shares at a price below NAV per share would dilute a stockholder’s holdings of shares as a percentage of shares outstanding to the extent the stockholder does not purchase sufficient shares in the offering or otherwise to maintain the stockholder’s percentage interest. Further, if the stockholder does not purchase, or is unable to purchase, any shares to maintain the stockholder’s percentage interest, regardless of whether such offering is at a price above or below the then-current NAV per share, the stockholder’s voting power will be diluted.

The precise extent of any such dilution to the Company’s common stock cannot be estimated before the terms of a common stock offering are set. As a general proposition, however, the amount of potential dilution will increase as the size of the offering increases. Another factor that will influence the amount of dilution resulting from an offering is the amount of net proceeds that the Company receives from such offering. The Board would expect that the net proceeds to the Company will be equal to the price that investors pay per Share, less the amount of any underwriting discounts and commissions—typically approximately 95% of the market price.

The following examples indicate how an offering would immediately affect the NAV per Share of the Company’s common stock based on the assumptions set forth below. The examples do not include any effects or influence on the market price for Shares due to changes in investment performance over time, distribution policy, increased trading volume or other qualitative aspects of the Shares.

Examples of Dilutive Effect of the Issuance of Shares at a Price Below NAV per Share

Impact on Existing Stockholders who do not Participate in the Offering

Existing stockholders of the Company who do not participate, or who are not given the opportunity to participate, in an offering below NAV per Share by the Company or who do not buy additional Shares in the secondary market at the same or lower price obtained by the Company in the offering (after expenses and any underwriting discounts and commissions) face the greatest potential risks. All stockholders will experience an immediate decrease (often called dilution) in the NAV per Share of the Shares they hold. Stockholders who do not participate in the offering will also experience a disproportionately greater decrease in their participation in the Company’s earnings and assets and their voting power than stockholders who do participate in the offering. All stockholders may also experience a decline in the market price of their Shares, which often reflects, to some degree, announced or potential increases and decreases in NAV per Share. A decrease could be more pronounced as the size of the offering and level of discounts increase.

The following examples illustrate the level of NAV per Share dilution that would be experienced by a nonparticipating stockholder in four different hypothetical common stock offerings of different sizes and levels of discount to NAV per Share, although it is not possible to predict the level of market price decline that may also occur. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Entity XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive effect on nonparticipating stockholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and any underwriting discounts and commissions (a 5% discount to NAV per share); (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and any underwriting discounts and commissions (a 10% discount to NAV per share); and (3) an offering of 200,000 shares (20% of the outstanding shares) at $8.00 per share after offering expenses and any underwriting discounts and commissions (a 20% discount to NAV per share).

	Prior to Sale Below NAV per Share	Example 1 5% offering at 5% Discount		Example 2 10% offering at 10% Discount		Example 3 20% offering at 20% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public	—	$10.05	—	$9.52	—	$8.47	—
Net Proceeds per Share to Issuer	—	$9.50	—	$9.00	—	$8.00	—
Decrease to NAV per Share
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,000,000	10.00%	1,200,000	20.00%
NAV per Share	$10.00	$9.98	(0.20)%	$9.91	(0.90)%	$9.67	(3.30)%
Dilution to Stockholder
Shares Held by Stockholder A	10,000	10,000	—	10,000	—	10,000	—
Percentage Held by Stockholder A	1.00%	0.95%	(5.00)%	0.91%	(9.00)%	0.83%	(17.00)%
Total Asset Values
Total NAV Held by Stockholder A	$100,000	$99,800	(0.20)%	$99,100	(0.90)%	$95,700	(3.30)%

	Prior to Sale Below NAV per Share	Example 1 5% offering at 5% Discount		Example 2 10% offering at 10% Discount		Example 3 20% offering at 20% Discount
		Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Total Investment by Stockholder A (Assumed to be $10.00 per Share)	$100,000	$100,000	—	$100,000	—	$100,000	—
Total Dilution to Stockholder A (Total NAV Less Total Investment)	—	$(200)	—	$(900)	—	$(3,300)	—
Per Share Amounts
NAV per Share Held by Stockholder A	—	$9.98	—	$9.91	—	$9.67	—
Investments per Share Held by Stockholder A (Assumed to be $10.00 per Share on Shares Held Prior to Sale)	$10.00	$10.00	—	$10.00	—	$10.00	—
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)	—	$(0.02)	—	$(0.09)	—	$(0.33)	—
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)	—	—	(0.20)%	—	(0.90)%	—	(3.30)%

Impact on Existing Stockholders who Participate in the Offering

An existing stockholder of the Company who participates in an offering by the Company of Shares at a price below NAV per Share or who buys additional Shares in the secondary market at the same or lower price as obtained by the Company in an offering (after expenses and any underwriting discounts and commissions) will experience the same types of NAV per Share dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in the Shares immediately prior to the offering. The level of NAV per Share dilution on an aggregate basis will decrease as the number of Shares such stockholders purchase increases. Existing stockholders of the Company who buy more than such percentage will experience NAV per Share dilution, but will, in contrast to existing stockholders of the Company who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in the Company’s earnings and assets and their voting power than the Company’s increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that the Company may make additional discounted offerings in the future in which such stockholder does not participate, in which case such stockholder will experience NAV per share dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects, to some degree, announced or potential increases and decreases in NAV per share. Their decrease could be more pronounced as the size of the Company’s offering and level of discount to NAV per share increases.

The following examples assume that Entity XYZ has 1,000,000 shares of common stock outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table below illustrates the dilutive and accretive effect in the hypothetical 20% discount offering from the prior chart for stockholder A that acquires shares equal to (1) 50% of their proportionate share of the offering (i.e., 1,000 shares, which is 0.50% of the offering of 200,000 shares rather than their 1.00% proportionate share) and (2) 150% of their proportionate share of the offering (i.e., 3,000 shares, which is 1.50% of the offering of 200,000 shares rather than their 1.00% proportionate share). The Company’s prospectus pursuant to which any offering of Shares by the Company at a price less than the then-current NAV per share is made will include a chart for its example based on the actual number of shares in such offering and the actual discount to the most recently determined NAV per share.

	50% Participation		150% Participation
	Prior to Sale Below NAV per Share	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per share to public	—	$8.47	—	$8.47	—
Net proceeds per share to issuer	—	$8.00	—	$8.00	—
Increases in shares and Decrease to NAV per share
Total shares outstanding	1,000,000	1,200,000	20.00%	1,200,000	20.00%
NAV per share	$10.00	$9.67	(3.30)%	$9.67	(3.30)%
(Dilution)/Accretion to Participating Stockholder A
Shares held by stockholder A	10,000	11,000	10.00%	13,000	30.00%
Percentage held by stockholder A	1.0%	0.92%	(8.00)%	1.08%	8.00%
Total Asset Values
Total NAV held by stockholder A	$100,000	$106,370	6.37%	$125,710	25.71%
Total investment by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$100,000	$108,470	8.47%	$125,410	25.41%
Total (dilution)/accretion to stockholder A (total NAV less total investment)	—	(2,100)	—	$300	—
Per Share Amounts
NAV per share held by stockholder A	—	$9.67	—	$9.67	—
Investment per share held by stockholder A (assumed to be $10.00 per share on shares held prior to sale)	$10.00	$9.86	(1.40)%	$9.65	(3.50)%
(Dilution)/accretion per share held by stockholder A (NAV per share less investment per share)	—	$(0.19)	—	$0.02	—
Percentage (dilution)/accretion to stockholder A (dilution/ accretion per share divided by investment per share	—	—	(1.93)%	—	0.21%

Other Considerations

In reaching its recommendation to stockholders to approve the Share Issuance Proposal, the Board considered a possible source of conflict of interest due to the fact that the proceeds from the issuance of additional Shares may increase the management fees that the Company pays to the Advisor as such fees are partially based on the value of the Company’s gross assets. The Board, including the independent directors, concluded that, prior to approving any issuance of Shares below NAV per Share, it would determine that the benefits to the Company’s stockholders from increasing the Company’s capital base or from other uses would outweigh any detriment from increased management fees.

Potential Investors

The Company has not solicited any potential buyers of the Shares that it may elect to issue in any future offering of Shares to comply with the federal securities laws. No Shares are earmarked for management or other affiliated persons of the Company. However, members of the Company’s management and other affiliated persons may participate in an offering of Shares by the Company on the same terms as others.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” THE SHARE ISSUANCE PROPOSAL.

SUBMISSION OF STOCKHOLDER PROPOSALS

A stockholder who intends to present a proposal at the Company’s 2021 annual meeting of stockholders, including nomination of a director, must submit the proposal in writing to the Secretary of the Company at FS KKR Capital Corp., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, and the Company must receive the proposal no later than December 28, 2020 in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting (or if the 2021 annual meeting is held more than 30 days before or after the first anniversary of the 2020 Annual Meeting of stockholders, the Company must receive such proposal within a reasonable time prior to the Company beginning to print and distribute proxy materials for such meeting).

Notices of intention to present proposals, including nomination of a director, at the Company’s 2021 annual meeting of stockholders should be addressed to the Secretary of the Company and should be received by the Company between November 28, 2020 and 5:00 p.m., Eastern Time, on December 28, 2020, which such dates are the 150th day and 120th day, respectively, prior to the first anniversary of the date that the Company’s proxy statement was released to stockholders for the 2020 Annual Meeting of stockholders. In the event that the date of the Company’s 2021 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the 2020 Annual Meeting of stockholders, a notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of the 2021 annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2021 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2021 annual meeting of stockholders is first made. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at a meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the foregoing or other applicable requirements.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matters requiring a vote of stockholders arise, it is intended that the proxies that do not contain specific instructions to the contrary will be voted in accordance with the judgment of the persons named in the enclosed form of proxy.

INVESTMENT ADVISER AND ADMINISTRATOR

AND CO-ADMINISTRATOR

Set forth below are the names and addresses of the Company’s investment adviser and administrator and co-administrator:

INVESTMENT ADVISER AND ADMINISTRATOR	CO-ADMINISTRATOR
FS/KKR Advisor, LLC 201 Rouse Boulevard Philadelphia, PA 19112	State Street Bank and Trust Company One Lincoln Street, Mailstop SUM 0805 Boston, MA 02111

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE PROXY CARD, WHICH PROVIDES INSTRUCTIONS FOR AUTHORIZING A PROXY BY TELEPHONE OR THROUGH THE INTERNET. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

FS KKR CAPITAL CORP.

201 Rouse Boulevard

PHILADELPHIA, PA 19112    [GRAPHIC APPEARS HERE]

VOTE BY INTERNET—www.proxyvote.com/FSK or scan the QR Barcode above.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

GENERAL QUESTIONS

1-855-486-7904

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                                                   KEEP THIS PORTION FOR YOUR RECORDS

—— — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

FS KKR CAPITAL CORP.    For

All    Withhold

All    For All

Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

                     The Board of Directors recommends you vote FOR the following:

☐

☐

☐

1.    Election of Class A Directors

         Nominees:

    Class A Directors:

01.    Elizabeth J. Sandler

02.    Michael J. Hagan

03.    Jeffrey K. Harrow

04.    James H. Kropp

     The Board of Directors recommends you vote FOR the following proposal: For    Against    Abstain

     2. To approve the proposal to allow the Company in future offerings to sell its shares below net asset value per share in order    to provide flexibility for future sales.☐ ☐ ☐

     NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

     Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]

    Date

     Signature (Joint Owners)

    Date

The Notice and Proxy Statement are available at www.proxyvote.com/FSK.

— — — — —

E09826-P79548

FS KKR CAPITAL CORP.

Annual Meeting of Stockholders

June 23, 2020

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Stephen S. Sypherd and Lee M. Barnard, and each of them, as proxies of the undersigned with full power of substitution in each of them, to attend the 2020 Annual Meeting of Stockholders of FS KKR Capital Corp., a Maryland corporation (the “Company”), to be held at 1:00 p.m., Eastern Time, on June 23, 2020 (the “Annual Meeting”), and vote as designated on the reverse side of this proxy card all of the shares of common stock, par value $0.001 per share, of the Company (“Shares”) held of record by the undersigned as of any applicable record date. The Company currently intends to hold its annual meeting in person at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. However, the Company is sensitive to the public health and travel concerns of our stockholders and may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, the Company might hold a virtual only meeting instead of holding the meeting in Philadelphia, PA. In that event, the Annual Meeting will be conducted solely virtually, on the above date and time, via live audio webcast, and you or your proxyholder could participate, vote, and examine our stockholder list at the virtual annual meeting by visiting www.virtualshareholdermeeting.com/FSK2020. The Company plans to announce any such updates on the Investor Relations portion of the Company’s website at www.fskkrcapitalcorp.com. The proxy statement and the accompanying materials are being mailed on or about April [•], 2020 to stockholders of record as of April 20, 2020 and are available at www.proxyvote.com/FSK. All properly executed proxies representing Shares received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon.

If no specification is made, the Shares will be voted (1) FOR the proposal to elect the following individuals as Class A Directors, each of whom has been nominated for election for a three year term expiring at the 2023 annual meeting of the stockholders: (a) Elizabeth J. Sandler, (b) Michael J. Hagan, (c) Jeffrey K. Harrow and (d) James H. Kropp and (2) FOR the proposal to allow the Company in future offerings to sell its Shares below net asset value per Share in order to provide flexibility for future sales. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the board of directors of the Company knows of no other business to be presented at the Annual Meeting. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any stockholder who executes a proxy may revoke it with respect to a proposal by attending the Annual Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Continued and to be signed on reverse side